UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2021

DIGIMARC CORPORATION

(Exact name of registrant as specified in its charter)

Oregon	001-34108	26-2828185
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9405 SW Gemini Drive, Beaverton Oregon 97008

(Address of principal executive offices) (Zip Code)

(503) 469-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $0.001 Par Value Per Share	DMRC	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 12, 2021, the Board of Directors of Digimarc Corporation (the “Company”) approved and elected the following individual to serve in an open seat until the next annual meeting of shareholders, at which time the Board of Directors intends to nominate him for election by the Company’s shareholders.

•	Sandeep Dadlani

As a non-employee director of the Company, Mr. Dadlani will be compensated according to the Company’s non-employee director compensation practices, which are described under the heading “Director Compensation” in the Company’s proxy statement for its 2020 annual meeting of shareholders, which was filed with the U.S. Securities and Exchange Commission on March 30, 2020. This compensation consists of an annual retainer for service on the Board of Directors in the amount of $50,000, which is paid in arrears in quarterly installments of $12,500. Additionally, upon election, Mr. Dadlani was granted shares of restricted common stock of the Company having an aggregate value of approximately $200,000. These shares vest over the three-year period commencing on the date of grant, with 1/3 of the shares vesting on each of the first three anniversaries of the date of grant. In addition, the Company will enter into an indemnification agreement with Mr. Dadlani in the same form as previously entered into by the Company with its other non-employee directors.

Mr. Dadlani is the Global Chief Digital Officer of Mars, Incorporated, a $40 billion global conglomerate in the petcare, food and confectionary businesses, a position he has held since September 2017. Prior to joining Mars, Mr. Dadlani was with Infosys (NYSE: INFY) from 2001 to 2017. From January 2016 until his departure in September 2017, he was President, Head of Americas and Global Head of Infosys’ Manufacturing, Retail, CPG and Logistic Practices. He co-founded and eventually ran as Chairman Infosys Edgeverve, a new artificial intelligence company for Infosys, and Skava, a mobile commerce company. Prior to Infosys, he began his career in investment banking at Citibank.  Mr. Dadlani holds a B.E. degree (electrical engineering) from M.S. University, Baroda, India, and an MBA (in finance) from JBIMS, Mumbai University, India.

Item 7.01. Regulation FD Disclosure.

On March 15, 2021, the Company issued a press release announcing the election of Mr. Dadlani as a director of the Company. The press release is attached to this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by the Company, dated March 15, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    March 15, 2021

By:	/s/ Robert P. Chamness
Robert P. Chamness
Executive Vice President, Chief Legal Officer and Secretary